EXHIBIT 10.3

WAIVER LETTER

As of April 25, 2006

HOOPER HOLMES, INC., as Borrower

170 Mount Airy Road

Basking Ridge, New Jersey 07920

BANK OF AMERICA, N.A., as Documentation Agent and Lender

3670 Route 9 South

Freehold, New Jersey 07728

RE:	CREDIT FACILITY (THE “FACILITY”) PROVIDED BY WACHOVIA BANK, NATIONAL ASSOCIATION (AS ADMINISTRATIVE AGENT) AND CERTAIN OTHER LENDERS FOR HOOPER HOLMES, INC.

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated October 29, 1999, as amended by a certain Amendment Letter Agreement dated as of July 10, 2000, as further amended by a certain Amendment thereto dated as of May 15, 2001, further amended by a certain Amendment thereto dated as of October 30, 2003, and as further amended by a certain Amendment thereto dated as of even date herewith (said agreement as amended and as further amended from time to time, the “Credit Agreement”) among Hooper Holmes, Inc. (the “Borrower”), Wachovia Bank, National Association (formerly known as First Union National Bank, the “Agent”), as agent and lender, and Bank of America, N.A. (formerly known as Fleet National Bank), as documentation agent and lender. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

Section 7.03(i) of the Credit Agreement requires the Borrower to deliver its audited financial statements for the fiscal year ended December 31, 2005 on a before 100 days after said fiscal year end. As of the date hereof, the Borrower has not delivered said financial statements. Therefore, the Borrower is not in compliance with said reporting requirement.

April 25, 2006

Hooper Holmes, Inc.

Section 8.14 of the Credit Agreement provides that the Borrower will not suffer a Consolidated Net Loss in any two (2) fiscal quarters occurring in any period of twelve (12) consecutive months. The Borrower has informed the Agent that the Borrower has suffered a Consolidated Net Loss as of the quarters ended September 30, 2005 and December 31, 2005. Therefore, the Borrower is not in compliance with said covenant.

Section 8.15 of the Credit Agreement provides that the Borrower will not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 for the Test Period ended December 31, 2005. The Borrower has informed the Agent that the Borrower had a Consolidated Fixed Charge Coverage Ratio of 1.10 to 1.00 for the Test Period ended December 31, 2005. Therefore, the Borrower is not in compliance with the said covenant.

The Borrower has requested that the Lenders waiver the aforementioned issues of non-compliance (hereafter the “Specified Violations”) for the waiver period ending December 31, 2005 (the “Waiver Period”).

To induce the Lenders to grant said waiver, by their signatures below, the Borrower hereby represents and warrants as of the date hereof as follows:

(i)	other than with respect to the Specified Violations, there does not exist any Default or Event of Default;

(ii)	the Borrower is in compliance with all other terms and conditions of the Credit Agreement and other Credit Documents; and

(iii)	other than as previously disclosed in writing to the Lenders, there has not occurred any event or circumstance that could reasonably be expected to have a material adverse effect on the Borrower since the date of the Credit Agreement.

Based on the foregoing, and subject to the conditions set forth below, the Lenders hereby waive the Borrower’s failure to comply with the Specified Violations for the Waiver Period. Said waiver shall pertain solely to the specific instance of non-compliance mentioned above and solely for the Waiver Period.

As a further inducement to the Lenders to grant the waiver set forth herein, by its signatures below, the Borrower ratifies and confirms all other terms and conditions of the Credit Agreement and other Credit Documents in all respects. The Lenders expressly reserve all of their other rights and remedies under the Credit Documents with respect to all other issues of non-compliance with the Credit Agreement.

The granting by the Lenders of the waiver set forth herein shall in no way alter the existing obligations of the Borrower under the Credit Agreement or any other Credit Document, other than as specifically contemplated herein. Under no circumstances shall said waiver be interpreted or construed as establishing a custom or course of dealings between the Borrower and the Lenders with respect to any instance of non-compliance with the terms of the Credit

April 25, 2006

Hooper Holmes, Inc.

Agreement that might arise in the future. Each Lender reserves its right to respond to such instances of non-compliance in any manner that it deems necessary or appropriate under those specific circumstances.

This waiver shall not be effective unless and until (i) the Agent has received this letter fully executed and validly delivered by all parties hereto, and (ii) the Agent is satisfied that all conditions precedent set forth in that certain Amendment (Third) to the Credit Agreement dated as of even date herewith have been satisfied, at which time the waiver contemplated herein shall be deemed effective with no other action required of any party to the Credit Agreement in connection therewith.

This waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto are on the same instrument. This waiver shall be construed in accordance with the substantive laws of the State of New Jersey without reference to any conflicts of law principles.

Very truly yours, WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ James P. Petronchak
	Name:	James P. Petronchak
	Title:	SVP

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE OTHER LENDER: BANK OF AMERICA, N.A., as Documentation Agent and a Lender

By:	/s/ Laura H. McAulay
	Name:	Laura H. McAulay
	Title:	Senior Vice President

BORROWER: HOOPER HOLMES, INC.

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	V.P. & Acting CFO

April 25, 2006

Hooper Holmes, Inc.

GUARANTORS: HOOPER INFORMATION SERVICES, INC.

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	VP & Acting CFO

HOOPER EVALUATIONS, INC. (d/b/a D&D Associates, Allegiance Health, Michigan Evaluation Group and Medimax)

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	VP & Acting CFO

HERITAGE LABS INTERNATIONAL LLC

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	VP & Acting CFO

HOOPER DISTRIBUTION SERVICES, LLC.

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	VP & Acting CFO

MID-AMERICA AGENCY SERVICES, INC.

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	VP & Acting CFO

TEG ENTERPRISES, INC.

By:	/s/ Joseph A. Marone
	Name:	Joseph A. Marone
	Title:	VP & Acting CFO

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